EXHIBIT 99.1

March Investor Newsletter

About InvestorLinX

Welcome to "InvestorLinX," RoomLinX's investor newsletter. The purpose of this newsletter is to provide our shareholders with updates about our Company and our strategic direction. Investors can expect this newsletter to be issued shortly after each quarterly earnings announcement. Our next issue will be published after our year-end earnings announcement, which is slated for later this month. In the interim, if you have any questions or comments, please feel free to direct them to info@roomlinx.com.

Message from the CEO

Dear Fellow Shareholders:

Thank you for taking the time to read our inaugural issue of InvestorLinX, RoomLinX's investor newsletter. We will use this forum as an opportunity to update you on Company highlights, events and items of interest that specifically effect you, our shareholders.

Since I assumed the role of CEO in July of last year, your Board of Directors and the management team have worked together to construct an organization to support growth. I am pleased to report that we are beginning to see the fruits of our labor.

In 2004, we began to implement a distribution strategy we feel will benefit our customers. Our goal is to partner with companies that hotels already know and trust. By leveraging new relationships with entertainment and communications providers that already serve our target markets, we will be well positioned to increase the number of hotels we service. We have already teamed with companies like TimeWarner Cable NY and Pinnacle Communications, both of which now offer the RoomLinX services to their customers.

Our sales strategy also continues to evolve. In addition to direct sales of RoomLinX offerings to hotels across the country, we also intend to leverage our new distribution channels to uncover new opportunities that might have otherwise been unavailable to us. As our scope increases, we will be positioned to expand our service offerings as well. We intend to roll out our enhanced services to support VoIP, and we have already begun to offer centralized printing services at several of our supported sites.

We will also be monitoring the market closely, looking to identify merger-and-acquisition opportunities that will potentially broaden our services and enhance our corporate foundation with economies of scale. Our appointment of Casimir Capital as financial advisor is a clear indication that we remain focused on growing our market share and identifying new verticals to enhance the reach of our product and service offerings.

As CEO, I am proud of the way our team is executing our strategy. With their support, as well as the support of our loyal shareholders, we will continue to seek opportunities to expand services in our existing market, while looking to penetrate new verticals as well.
As always, we are thankful for your support, and remain focused on increasing the value of your investment in RoomLinX.

Sincerely,
Aaron Dobrinsky
CEO
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Update on Regulatory Filings

RoomLinX, Inc. is currently in the process of completing its year-end audit in conjunction with our auditors, Eisner, LLP. Concurrently, the finance department is working on our Annual Report on Form 10-KSB, which will be filed upon the release of year-end financial results.

We have also committed to register certain of our outstanding shares for resale. We will advise our shareholders when our registration statement has been filed with the U.S. Securities and Exchange Commission.

On the Road with RoomLinX

RoomLinX executives will be traveling to a number of events over the next several months to bring the Company's vision to potential new customers and investors. Opportunities already confirmed include: CTIA in New Orleans, March 14-16, HITEC-Los Angeles, June 21-23, the International Hotel & Restaurant Show, Miami, August 3-5, and the International Hotel & Restaurant Show, New York, November 13-15, 2005

New Customer Wins

Among the properties that recently began offering RoomLinX to their guests are The Hershey Hotel and Spa, the Lee's Inn chain of hotels in the Midwest, The Sagamore, Hotel QT and the Morgan's Group, which includes properties such as The Hudson.

As mentioned earlier, we will continue to seek out new distribution partners, such as the alliances we have forged with TimeWarner Cable New York and Pinnacle Communications, to help drive our sales efforts.

Servicing Our Investors

At RoomLinX, the entire management team recognizes that real-time access to corporate developments and news is key to helping make informed investment decisions. To that end, we have retained the services of Cubitt Jacobs and Prosek (CJP), a full-service investor relations firm located in New York City.

CJP will be working hand in hand with management to refine our investor relations approach and secure opportunities to meet with new investors, as well as to help establish relationships with other members of the financial community.

Our dedicated account leader at CJP is Tom Rozycki, a Vice President with CJP. He can be reached at 212-279-3115 x208 or via email at tom@cjpcom.com. If you have any questions regarding your investment in RoomLinX, we encourage you to contact him.


IMPORTANT MESSAGE FOR SHAREHOLDERS

To those shareholders who have yet to convert their old RoomLinX or Arc Communications shares, please do so as soon as possible.

For further information please contact American Stock Transfer at (800)
937-5449.
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We look forward to updating you on a regular basis and welcome your feedback.
Please email us at info@roomlinx.com